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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of PerSeptive Biosystems, Inc. on Form S-8 (File Nos. 333-23773, 333-23775, 333-8151, 33-94606, 33-80856, 33-49642), Form S-4 (File Nos. 333-1016, 333-38881)
and on Form S-3 (File Nos. 33-71814, 33-72760, 33-72924, 33-94598, 33-94600, 33-
94602, 33-94604, 33-94608, 33-80421, 333-8149, 333-11229) of our reports dated
December 1, 1997, on our audit of the consolidated financial statements and financial statement schedule of PerSeptive Biosystems, Inc. as of September 30, 1997 and 1996 and for the years ended September 30, 1997, 1996 and 1995 which reports are included in this Annual Report on Form 10-K/A.



                                    /s/ Coopers & Lybrand L.L.P.


                                    COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 6, 1998